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EXHIBIT 10.1

                            Dated this: 20th May 2005






                                     Between


                                M2B COMMERCE LTD


                                       And


                           ALLSPORTS INTERNATIONAL LTD



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                                    AGREEMENT


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         THIS AGREEMENT is made the 20th_ day of May Two Thousand And Five
(2005) between M2B COMMERCE LTD ("M2B"), a company incorporated and registered in the British Virgin Islands whose registered address is at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands of the one part and ALLSPORTS INTERNATIONAL LTD ("AI"), a company incorporated and registered in the British Virgin Islands whose registered address is at Portcullis Trustnet Chambers, PO Box 3444 Road Town, Tortola, British Virgin Islands of the other part.

WHEREAS

         a) M2B has the expertise to manage and operate e-commerce, e-trading and digit games (Lottery).

         b) AI is the beneficial owner of a valid and exclusive Lottery Licence in Cambodia ("LICENCE") for digit games activities.

1.       PURPOSE AND SCOPE OF THIS AGREEMENT

         a) AI shall grant to M2B the irrevocable right to use the License; and to make available the Licence to M2B to enable M2B to manage, operate and conduct digit games activities in Cambodia for a minimum period of Eighteen (18) years with effect from 1 June 2005 ("LICENCE PERIOD"). M2B shall own the rights to the License during the License period.

         b) M2B shall operate and manage the digit games activities which shall include the collection and custody of all revenue received and all payments made in respect of the digit games activities.

2.       PAYMENT AND FEES

2.1 M2B shall make a one-time payment only to AI for the irrevocable right to use the Licence for the entire Licence period. The Licence fee shall be USD$3.3 million and to be paid to a firm of Solicitors as stakeholders to be nominated by and mutually agreed to by the parties herein.

         a) A 50% downpayment of USD$1,650,000 to be paid up on signing of this agreement.

         b) The remaining 50% of payment shall be made within thirty (30) days of the signing of this agreement.

2.2 A monthly royalty fee of 2.0% of the gross revenue received in respect of the digit games activities shall be payable to AI.

PROVIDED ALWAYS that M2B shall retain a minimum sum of USD$1 million for the first year of operations.

3.       WARRANTIES BY AI

         AI hereby warrants that they are the true beneficial owner of the License.

4.       NO PARTNERSHIP

         The relationship between the parties under the Agreement shall not constitute a partnership, agency or joint venture. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party.

5.       TERM OF AGREEMENT

5.1 The term of this Agreement shall be eighteen (18) years commencing from the date first set forth above, with an option to extend for a further five (5) years or such other period as may be mutually agreed.

5.2 Either Party may terminate this Agreement at any time by giving the other party six (6) months prior written notice. Notwithstanding this, the license term of eighteen (18) years shall continue to be owned by M2B.

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5.3      A Party may also terminate this Agreement immediately upon :-

         a) the petition by or against the other Party of insolvency, receivership or bankruptcy proceedings, provided that termination shall not be effective in the event of an involuntary proceeding against such other Party if such proceeding is dismissed within thirty (30) days after the filing thereof;

         b)       the other Party's dissolution or cessation of business;

         c) breach of one or more material terms of this Agreement and failure to cure within ten (10) days after receiving from the non-breaching party written notice of such breach;

         d)       the other Party's :-

                  i) merger, consolidation or other combination with a third party;

                  ii) sale of substantial business or assets of a Party to which this Agreement relates to a third party; or

                  iii) the acquisition of substantial business or assets relating to Internet service from a third party that is in direct competition with the non-breaching Party in the geographic region of such Internet service.

6.       NATURE OF AGREEMENT AND REPRESENTATIONS AND WARRANTIES

         Each of the Parties represents and warrants to and for the benefit of the other as follows :-

         a) it has the power and authority to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

         b) all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents), in order :-

                  i) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement; and

                  ii) to ensure that those obligations are valid, legally binding and enforceable, have been taken, fulfilled and done;

         c) its obligations under this Agreement are valid, binding and enforceable; and

         d) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate any agreement to which he/it or any of its subsidiaries is a party or which is binding on any of them.

7.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Country of Cambodia.

8.       INDEMNITY

         AI shall indemnify, defend and hold harmless M2B, its employees, directors, shareholders, officers, successors, affiliates, assigns and agents at all times against all actions, suits, judgments, proceedings, costs (including legal costs incurred by M2B in defending such actions, claims or proceedings), claims, expenses, demands, liabilities, losses and damages whatsoever including without limitation for defamation, infringement of intellectual property rights, death, bodily injury, property damage or pecuniary losses howsoever arising which M2B may sustain, incur, suffer or pay arising out of or in connection with this Agreement.

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9.       CONFIDENTIALITY

9.1 For the purpose of this Agreement, Confidential Information of one Party means any information which is disclosed by such Party to the other in tangible material conspicuously marked as confidential, or which is disclosed by such Party to the other orally or in other intangible form and designated as confidential at the time of such disclosure and is reduced to writing conspicuously marked as confidential and sent to such other Party within thirty (30) days after such disclosure, and the receiving party agrees to keep such Confidential Information in confidence and not to disclose the same to any third party. The receiving Party further agrees not to use such Confidential Information for any purpose other than the purpose of this agreement, without the prior written approval of the disclosing Party.

9.2 The restrictions on use and disclosure of Confidential Information as described in Clause 9.1 above shall not apply to any information which:-

         a) is or becomes available to the public through no fault of the receiving Party;

         b) is known by the receiving party prior to its receipt from the disclosing Party;

         c) is legitimately obtained by the receiving Party from a third party without any confidentiality obligation; or

         d)       Is at any time developed by the receiving Party independently.

9.3 The Receiving Party's obligation under this clause 9 shall survive any termination or expiration of this Agreement and shall extend for twelve
         (12) months following termination or expiration of this Agreement.

10.      NON-EXCLUSIVITY

         This Agreement does not give rise to an exclusive arrangement between the Parties, and neither Party shall be precluded from entering into similar agreements with third parties.

11.      ENTIRE AGREEMENT AND MODIFICATIONS

         This Agreement shall separate any previous agreements between the Parties in relation to the matters dealt with herein and represents the entire understanding and agreement of the Parties in relation thereto. No variations to this Agreement shall be effective unless in writing and signed by the Parties or on behalf of the Parties.

12.      SEVERABILITY

         In the event that any of the provisions of this Agreement shall be determined to be invalid, void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

13.      WAIVER

         Waiver of one Party of any particular default by the other Party shall not affect or prejudice the first mentioned party's rights in respect of any other default nor any subsequent defaults of the same or of a different kind nor shall any delay or omission of the first mentioned Party to exercise any right arising from any default or prejudice its rights as to the same or any future defaults.

14.      AMENDMENT

         The parties agree that this Agreement may be reviewed and amended from time to time. Any such amendment shall be mutually agreed between the parties.

15.      ASSIGNMENT

         Neither Party shall assign any right or delegate any obligation under this Agreement to any third party without the prior written consent of the other Party.

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END OF CLAUSES

SIGNED by _______________
for and on behalf of
M2B COMMERCE LTD in the presence of :-

_____________  (Witness)

SIGNED by _______________
for and on behalf of
ALLSPORTS INTERNATIONAL LTD in the presence of :-

_____________  (Witness)



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